Exhibit 10.42

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of April 1, 2004, is between TIER TECHNOLOGIES, INC. (the “Company”) and JAMES L. BILDNER (“Bildner”).

WHEREAS, on July 26, 2000, Bildner entered a Full Recourse Promissory Note payable to the Company in the amount of $300,000.00 due July 26, 2005 (the “Note”); and

WHEREAS, Bildner’s employment with Company terminated on April 1, 2004; and

WHEREAS, under the terms of the Note, Bildner is obligated to repay the principal sum and all accrued but unpaid interest within three days of termination of employment, or secure the Note by pledging marketable securities in an amount that exceeds all amounts due under the Note; and

WHEREAS, Bildner has elected to pledge securities in lieu of acceleration of the Note;

NOW, THEREFORE, for good and valuable consideration and to secure the payment of Bildner’s indebtedness to the Company, the parties agree as follows:

1.               Bildner’s Indebtedness.

(a)       In connection herewith Bildner is indebted to the Company in an aggregate principal amount of three hundred thousand dollars ($300,000.00), plus all accrued but unpaid interest through the term of the Note.

(b)      The number of shares of Class A Common Stock of the Company set forth on Schedule A hereto, which are currently beneficially owned by Bildner, shall serve as the security for the Note (the “Shares”).

2.               Pledge.  Bildner hereby pledges to the Company, and grants to the Company a security interest in, the following (the “Pledged Collateral”):  (i) the Shares and the certificates representing the Shares; and (ii) securities of the Company associated with the Shares issued in connection with any stock dividend or stock split, or securities of the Company issued in connection with a recapitalization, merger, reorganization or similar transaction.

3.               Security for Obligations.

(a)  This Agreement secures the payment of all of Bildner’s present and future obligations, duties, and liabilities under the Note and under this Agreement (all referred to as the “Obligations”).

(b)  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations; (ii) be binding upon Bildner and his successors and assigns; and (iii) inure to the benefit of the Company and its successors, transferees, and assigns.

4.               Delivery of Pledged Shares.  All certificates or instruments representing or evidencing the Shares shall be held by or on behalf of the Company under this Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Company.  If Bildner fails to perform any Obligation contained in this Agreement, the Company may itself perform, or cause performance of, that Obligation, and the expenses of the Company incurred in connection with that performance shall be payable by Bildner under Section 9 hereto.

5.               Representations and Warranties.  Bildner represents and warrants as follows:

(a)  Bildner is the beneficial owner of the Pledged Collateral free and clear of any lien on the Pledged Collateral except for the security interest created by this Agreement and the other terms and conditions set forth in the Stock Option Agreements.  The Pledged Collateral is held by the law firm of Cooley Godward.

(b)  The pledge of the Pledged Collateral under this Agreement creates a valid and perfected first priority interest in the Pledged Collateral, securing the payment of the Obligations.

(c)  No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Bildner of the Pledged Collateral under this Agreement or for the execution, delivery, or performance of this Agreement by Bildner; or (ii) for the exercise by the Company of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral under this Agreement (other than restrictions under any federal or state securities law applicable to the offer or sale of unregistered securities).

6.               Rights in Absence of Default.

(a)  So long as there has been and is no Event of Default: (i) involving failure to make the payment described in Section 2 of the Note, or (ii) involving the voluntary placement by Bildner of a lien upon all or a significant portion of the Pledged Collateral:

(i)  Bildner shall be entitled to exercise any and all voting and other consensual rights pertaining to any or all of the Shares.

(ii)  Securities of the Company associated with the Shares issued in connection with any stock dividend or stock split, or securities of the Company issued in connection with a recapitalization, merger, reorganization or similar transaction shall be immediately delivered to the Company as Pledged Collateral in the same form as so received (with any necessary endorsement).  Any other dividends, distributions, or interest paid or payable in respect of, or instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Pledged Collateral shall be paid to Bildner.

(iii)  Company shall execute and deliver (or cause to be executed and delivered) to Bildner all such proxies and other instruments as Bildner may reasonably request for the purpose of enabling him to exercise the voting and other rights that he is entitled to exercise pursuant to paragraph (i) of this Section 6(a).

(b)  When and so long as there is an Event of Default (i) involving failure to make the payment described in Section 2 of the Note, or (ii) involving the voluntary placement by Bildner of a lien upon all or a significant portion of the Pledged Collateral, all rights of Bildner to exercise the voting and other rights that he would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, and all those rights shall become vested in the Company, which shall then have the sole right to exercise those voting and other rights.

7.               Transfers and Liens.  Bildner agrees that he will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Company; or (ii) voluntarily create any lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

8.               Events of Default; Remedies upon Default.

(a)  The following shall constitute Events of Default (“Events of Default”) under this Agreement:

(i)  If Bildner fails to perform or observe any term, covenant, or Obligation under this Agreement or the Note, or if any representation or warranty made by Bildner in this Agreement or the Note is untrue or misleading in any material respect as of the date with respect to which that representation or warranty was made;

(ii)  If a notice of lien, levy, or assessment is filed or recorded with respect to all or a substantial part of the Pledged Collateral, except for a lien that relates to current taxes not yet due and payable, and if the applicable claim is not discharged or satisfied within ninety (90) days of Bildner’s actual knowledge of that filing or recordation (such effected Pledged Collateral shall hereinafter be referred to as the “Effected Collateral”);

(iii)  If all or a substantial part of the Pledged Collateral is attached, seized, or subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors, and that Pledged Collateral is not returned to Bildner or the writ, distress warrant, or levy is not dismissed, stayed, or lifted within ninety (90) days (such effected Pledged Collateral shall hereinafter be referred to as the “Effected Collateral”).

(iv)  Provided; however, with respect to subparagraphs 8(a)(ii) and (iii) hereto, if prior to the end of such ninety (90) day period, Bildner provides the Company with additional collateral to secure the Note with a fair market value equal to or exceeding the fair market value of the Effected Collateral, which collateral may be Shares or cash (or such other collateral, subject to the consent of the Company, which consent shall not be unreasonably withheld) at the discretion of Bildner and which collateral Bildner hereby agrees shall be subject to the terms of this Agreement, no Event of Default shall be deemed to have occurred.

(b)  When and so long as there is any Event of Default, the Company may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party upon a default under the Uniform Commercial Code in effect in the State of California at that time.

(c)  Notwithstanding anything else contained herein to the contrary, so long as there has been and is no Event of Default: (i) involving failure to make the payment described in Section 2 of the Note, or (ii) involving the voluntary placement by Bildner of a lien upon all or a significant portion of the Pledged Collateral, Bildner shall be entitled to exercise any and all voting and other consensual rights pertaining to any or all of the Shares.

9.               Expenses.  On demand, Bildner will pay the Company all reasonable expenses, including attorneys’ fees and costs, which the Company may incur in connection with (i) the exercise or enforcement of any of the rights of the Company under this Agreement; or (ii) Bildner’s failure to perform or observe any of the provisions of this Agreement.

10.         Security Interest Absolute.  All rights and security interests of the Company, and all Obligations of Bildner, under this Agreement shall be absolute and unconditional irrespective of:  (i) any lack of validity or enforceability of the Note or any other agreement or instrument relating to it; (ii) any change in the time, manner, or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or consent to any departure from the Note; (iii) any exchange, release, or non-perfection of any other collateral, or any release, amendment, or waiver of any of the Obligations; or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Bildner in respect of the Obligations or of this Agreement.

11.         Further Assurances.  Bildner agrees that at any time and from time to time, at his expense, Bildner will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Company may request, in order to perfect and protect any security interest granted or purported to be granted by this Agreement or to enable the Company to exercise and enforce its rights and remedies under this Agreement with respect to any Pledged Collateral.

12.         Entire Agreement; Amendment; Waiver.  This Agreement and the Note embody the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements with respect to that subject matter.  This Agreement may not be amended or modified except in a writing signed by both parties.  No waiver of any provision of this Agreement shall be deemed to, or shall, operate as a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver.

13.         Notices.  All notices and other communications provided for under this Agreement shall be given as follows:

If to the Company:

TIER TECHNOLOGIES, INC.

2001 North Main Street, Suite 500

Walnut Creek, CA 94596

Attn:  Chief Financial Officer

If to Bildner:

JAMES L. BILDNER

5 Boardman Avenue

Manchester, MA 01944

14.         Captions.  Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.  Unless the context requires otherwise, all references in this Agreement to Sections are to the sections of this Agreement.

15.         Governing Law; Terms.  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California.  Unless otherwise defined above, terms defined in Division 9 of the Uniform Commercial Code as adopted in the State of California are used in this Agreement with their statutory meanings.

Notwithstanding anything to the contrary and pursuant to the Terms of the Note, Bildner shall have the right to prepay this Note without penalty of any kind and the Company shall promptly release the pledged security “Pledged Collateral” to Bildner upon receipt of such payment.

The parties have duly executed this Agreement as of the date first written above.

TIER TECHNOLOGIES, INC.

By:
Jeffrey McCandless
Its: Chief Financial Officer

JAMES L. BILDNER

James L. Bildner

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain PLEDGE AGREEMENT dated as of April 1, 2004  (the “Agreement”), the undersigned hereby sells, assigns, and transfers to TIER TECHNOLOGIES, INC. (the “Company”),                                       (      ) shares of Class A Common Stock of the Company, standing in the undersigned’s name on the books of the Company represented by Certificate No(s).           delivered herewith.  The undersigned does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer this stock on the books of the Company.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT.

JAMES L. BILDNER

James L. Bildner

Instructions:  Please sign this Stock Power above, but do not fill in any blanks other than the signature lines.

The purpose of this Stock Power and Assignment Separate from Stock Certificate is to enable the Company to acquire the Shares in accordance with the terms of the Agreement.

SCHEDULE A

PLEDGED SHARES AND

OTHER COLLATERAL

DATE	SHARES PLEDGED	FAIR MARKET VALUE OF SHARES PLEDGED	OTHER COLLATERAL /VALUE
April 1, 2004	49,284	$514,024